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                                  EXHIBIT 99.1

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PRESS RELEASE
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Commodore Media, Inc.
500 Fifth Avenue - Suite 3000, New York, NY 10110
Contact:    Sandra Nacinovich
Phone:      212-302-5580
FAX:        212-302-6457

FOR IMMEDIATE RELEASE

COMMODORE MEDIA CLOSES ON FAIRFIELD COUNTY, CT AND
TREASURE COAST, FL ACQUISITIONS.

Monday, June 3, 1996 - New York, New York

Commodore Media, Inc.'s, Bruce Friedman, President and CEO announces the closing of the purchase of WKHL-FM and WSTC-AM in Fairfield County, CT from Q-Broadcasting and WKQS-FM, WAVW-FM and WAXE-AM, Ft. Pierce-Stuart-Vero Beach, Florida from Media VI. The acquisitions were handled by Randall E. Jeffery of Media Venture Partners.

Commodore Media owns and operates or provides sales and marketing services for 33 radio broadcasting stations (19 FM's 14 AM's): WEFX-FM, WRKI-FM, WNLK-AM, WINE-AM, WKHL-FM and WSTC-AM in Fairfield County, Connecticut; WAEB-FM, WZZO-FM, WAEB-AM and WKAP-AM in Allentown, Pennsylvania; WJBR-AM/FM in Wilmington, Delaware; WZZR-FM, WQOL-FM, WPAW-FM, WAVW-FM, WAXE-AM, and WKQS-FM in the Treasure Coast of Florida; WFAS-AM/FM, WAXB-FM, WZZN-FM and WPUT-AM in Westchester/Putnam Counties, New York; WTCR AM/FM, WKEE-AM/FM, WHRD-AM in Huntington, West Virginia; WZZW-AM, WFXN-FM, Milton, WV; WBVB-FM Coal Grove, OH; and WIRO-AM, WMLV-FM Ironton, OH.

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